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                                                                     Exhibit 4.1


                          SUBSEQUENT TRANSFER AGREEMENT

         THIS SUBSEQUENT TRANSFER AGREEMENT is dated as of August 8, 2002, (as amended, this "Agreement") among FRANKLIN AUTO TRUST 2002-1, a Delaware business trust (the "Issuer"), FRANKLIN RECEIVABLES LLC, a Delaware limited liability company (the "Seller"), FRANKLIN CAPITAL CORPORATION, a Utah corporation (the "Servicer" or "Franklin Capital"), and FRANKLIN RESOURCES, INC., a Delaware corporation ("Franklin Resources" or the "Representative"), and is made pursuant to the Sale and Servicing Agreement referred to below.

                                W I T N E S E T H:

         WHEREAS the Issuer, the Seller, the Servicer and Franklin Resources are parties to the Sale and Servicing Agreement, dated as of June 1, 2002 (as amended, modified or supplemented, the "Sale and Servicing Agreement");

         WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to convey the Subsequent Receivables referred to on Section 2 below to the Issuer; and

         WHEREAS, the Issuer is willing to accept such conveyance subject to the terms and conditions hereof.

         NOW, THEREFORE, the Issuer, the Seller and the Servicer hereby agree as follows:

         SECTION l. Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

         "Subsequent Cutoff Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, August 1, 2002.

         "Subsequent Transfer Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, August 8, 2002.

         SECTION 2. Schedule of Receivables. Annexed hereto as Schedule A is a supplement to Schedule A to the Sale and Servicing Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Agreement on the Subsequent Transfer Date.

         SECTION 3. Conveyance of Subsequent Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of $21,236,691.73, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to:


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         (a) the Subsequent Receivables, and all moneys due thereon, on or after the related Subsequent Cutoff Date;

         (b) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

         (c) any proceeds with respect to the Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of such Subsequent Receivables;

         (d) any proceeds from any Subsequent Receivables repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of a representation or warranty in the related Dealer Agreement;

         (e) all of the Seller's rights under any extended warranty service contracts on the related Financed Vehicles;

         (f) the related Receivables Files;

         (g) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the related Subsequent Purchase Agreement, including the delivery requirements, representations and warranties and the cure and repurchase obligations of Franklin Capital under such Subsequent Purchase Agreement; and

         (h) the proceeds of any and all of the foregoing.

         SECTION 4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer as of the date of this Agreement and as of the Subsequent Transfer Date that:

                  (a) Organization and Good Standing. The Seller is duly organized and validly existing as a Delaware limited liability company with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

                  (b) Due Qualification. The Seller is duly qualified to do business as a limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property, including the Receivables, or the conduct of its business shall require such qualifications.

                  (c) Power and Authority of the Seller. The Seller has the power and authority to execute and deliver this Agreement and to perform its obligations under each of the Basic Documents to which the Seller is a party; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and the Seller has duly authorized such sale and assignment to the Issuer by all necessary

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         action; and the execution, delivery and performance of each of the
         Basic Documents to which the Seller is a party has been duly authorized by the Seller by all necessary action.

                  (d) Binding Obligation. This Agreement and each of the Basic Documents to which the Seller is a party constitute legal, valid and binding obligations of the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof do not result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or limited liability company agreement of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of its knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending against the Seller or, to its best knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents, the Notes or the Certificates,
         (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents, the Notes or the Certificates or (iv) that might adversely affect the federal income tax attributes of the Issuer, the Notes or the Certificates.

                  (g) Principal Balance. The aggregate Principal Balance of the Subsequent Receivables listed on Schedule A annexed hereto, which Schedule A shall supplement Schedule A to the Sale and Servicing Agreement, and conveyed to the Issuer pursuant to this Agreement and the Sale and Servicing Agreement as of the Subsequent Cutoff Date is $21,236,691.73.

         SECTION 5. Conditions Precedent. The obligation of the Issuer to acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 4 of this Agreement and in Section 3.1 of the





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         Sale and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

                  (b) Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.2(b) of the Sale and Servicing Agreement shall have been satisfied.

                  (c) Additional Information. The Seller shall have delivered to the Issuer such information as was reasonably requested by the Issuer and the Security Insurer to satisfy themselves as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in Section 3.1 of the Sale and Servicing Agreement and
         (ii) the satisfaction of the conditions set forth in this Section 5.

         SECTION 6. Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

         SECTION 7. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

         SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 9. Third Party Beneficiary. The Security Insurer is an express third party beneficiary of this Agreement.



                            [Signature pages follow]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                    FRANKLIN AUTO TRUST 2002-1

                    By:      DEUTSCHE BANK TRUST COMPANY
                             DELAWARE, not in its individual capacity
                             but solely as Owner Trustee on behalf of the Trust,


                             By: /s/ Susan Barstock
                                 ----------------------------------------
                                 Name:  Susan Barstock
                                 Title: Vice President

                    FRANKLIN RECEIVABLES LLC,
                    Seller

                    By:      FRANKLIN CAPITAL CORPORATION,
                             as managing member


                             By: /s/ Harold E. Miller, Jr.
                                 ----------------------------------------
                                 Name:  Harold E. Miller, Jr.
                                 Title: President and CEO


                    FRANKLIN CAPITAL CORPORATION,
                    Servicer,


                    By: /s/ Harold E. Miller, Jr.
                       --------------------------------------------------
                       Name:  Harold E. Miller, Jr.
                       Title: President and CEO


                    FRANKLIN RESOURCES, INC.,
                    Representative,


                    By: /s/ Jennifer J. Bolt
                       -----------------------------------------
                       Name:  Jennifer J. Bolt
                       Title: Vice President

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Acknowledged and Accepted:

THE BANK OF NEW YORK, not
in its individual capacity
but solely as Trustee,


By:/s/ Scott J. Tepper
   ------------------------------------------
         Name:  Scott J. Tepper
         Title: Assistant Vice President

Acknowledged and Accepted:

DEUTSCHE BANK TRUST COMPANY DELAWARE,
not in its individual capacity
but solely as Owner Trustee,


By:/s/ Susan Barstock
   -----------------------------------------
         Name:  Susan Barstock
         Title:  Vice President

Acknowledged and Accepted:

THE BANK OF NEW YORK, not
 in its individual capacity
 but solely as Indenture Collateral
 Agent

By:/s/ Scott J. Tepper
   ------------------------------------------
         Name: Scott J. Tepper
         Title:  Assistant Vice President

Acknowledged and Accepted:

MBIA INSURANCE CORPORATION


By:/s/ Rosemary Kelley
   -----------------------------------------
         Name: Rosemary Kelley
         Title:  Director


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                                                                      Schedule A
                                                to Subsequent Transfer Agreement

                         List of Subsequent Receivables